Q2 2026 Results Presentation July 27, 2026

1 Forward-Looking Statements Readers should note that in addition to the historical information contained herein, this presentation contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology and the negative forms of such words. Any forward-looking statements presented herein are made only as of the date of this presentation, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (1) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures, global energy market conditions, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy); (2) policy changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies, including executive orders; (3) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine, ongoing conflicts in the Middle East, and other international military conflicts that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control), and the response of the local, state and national governments to any such adverse external events; (4) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (6) changes in interest rates and prepayment rates of the Company’s assets; (7) increased competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers, and the inability to attract new customers; (8) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers; (9) emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; (10) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated, including the acquisition of CNB; (11) the loss of key executives and employees, talent shortages and employee turnover; (12) changes in consumer spending; (13) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (14) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (15) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (16) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (17) the overall health of the local and national real estate market; (18) the ability to maintain an adequate level of allowance for credit losses on loans; (19) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (20) the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; (21) the ability to successfully manage liquidity risk, which may increase dependence on non- core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (22) the level of nonperforming assets on our balance sheet; (23) interruptions involving our information technology and communications systems or those of our third-party servicers; (24) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (25) the effectiveness of the Company’s risk management framework; and (26) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non- GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax-equivalent adjustments assume a federal tax rate of 21% and state income tax rate of 9.5%. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation.

2 Exceptional asset quality Strong profitability and tangible book value growth Resilient net interest margin supported by low cost deposit base n Loan balances grew 5.6%, on annualized basis, when compared to Q1 2026 n Nonperforming assets represented only 0.15% of total assets at June 30, 2026, compared to 0.21% at March 31, 2026 n Net recoveries were 0.01% of average loans on an annualized basis during Q2 2026, compared to net charge-offs of 0.08% of average loans on an annualized basis during Q1 2026 n Net income of $27.8 million, or $0.76 per diluted share; return on average assets (ROAA) of 1.66% and return on average tangible common equity (ROATCE)1 of 17.69% n Adjusted net income1 of $28.5 million, or $0.78 per diluted share; adjusted ROAA1 of 1.70% and adjusted ROATCE1 of 18.13% n Tangible book value per share1 increased 3.5% from March 31, 2026 and 9.9% from June 30, 2025 Q2 2026 Highlights Note: Financial data as of and for the three months ended June 30, 2026 unless otherwise indicated; 1 See "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. n Net interest margin expanded 12 basis points to 4.32% and net interest margin (tax-equivalent basis)1 expanded 13 basis points to 4.38%, compared to Q1 2026 n Cost of funds increased 7 basis points to 1.32% and total cost of deposits increased 3 basis points to 1.20%

Company Snapshot

Overview

- ✓ Company incorporated in 1982 from a base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, Illinois, with operations throughout Illinois, eastern Iowa, and suburban St. Louis
- ✓ Strong, granular, and low-cost deposit franchise with 1.20%* cost of deposits and 93.5% core deposits[1]
- ✓ Conservative credit culture, with net charge-offs to average loans of 0.07% for the year ended December 31, 2025 and net charge-offs to average loans of 0.03%* for the six months ended June 30, 2026
- ✓ High profitability sustained through economic cycles

Loan Composition



Municipal, consumer & other: 7%
Commercial
C&I: 11%
CRE–Owner occupied: 11%
CRE–Non-owner occupied: 24%
C&D: 9%
Multi-family: 14%
1-4 Family residential: 12%
Agricultural & farmland: 12%
Commercial Real Estate

Deposit Composition



Time: 21%
Noninterest-bearing demand: 23%
Interest-bearing demand: 23%
Money market: 18%
Savings: 15%

Financial Highlights ($mm)

	As of or for the period ended	2023	2024	2025	1H26
Balance Sheet	Total assets	$5,073	$5,033	$5,071	$6,728
	Total loans	3,404	3,466	3,456	4,752
	Total deposits	4,401	4,318	4,359	5,758
	Core deposits (%)[1]	93.8 %	95.3 %	95.4 %	93.5 %
	Loans-to-deposits	77.3 %	80.3 %	79.3 %	82.5 %
	CET1 (%)	12.1 %	13.2 %	14.4 %	12.6 %
	TCE / TA[1]	8.2 %	9.4 %	10.8 %	9.7 %
Key Performance Indicators	Adjusted ROAA[1]	1.59 %	1.50 %	1.58 %	1.66 %*
	Adjusted ROATCE[1]	20.9 %	17.2 %	15.8 %	17.1 %*
	NIM (FTE)[1]	4.15 %	4.01 %	4.17 %	4.32 %*
	Yield on loans	6.04 %	6.36 %	6.34 %	6.33 %*
	Cost of deposits	0.60 %	1.30 %	1.19 %	1.19 %*
	Cost of funds	0.86 %	1.41 %	1.28 %	1.29 %*
	Efficiency ratio (FTE)[1]	55.8 %	53.5 %	52.9 %	61.8 %*
Credit	NCOs / loans	0.01 %	0.05 %	0.07 %	0.03 %*
	ACL / loans	1.18 %	1.21 %	1.21 %	1.27 %
	NPLs / loans	0.23 %	0.22 %	0.22 %	0.19 %
	NPAs / assets	0.17 %	0.16 %	0.17 %	0.15 %

Note: Financial data as of and for the three months ended June 30, 2026 unless otherwise indicated; * Annualized measure; FTE: Fully tax equivalent; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

3

Earnings Overview

($000)	Prior Quarter 1Q26	Prior Quarter Non-GAAP Adj.[1]	Prior Quarter Adjusted 1Q26[1]	Current Quarter 2Q26	Current Quarter Non-GAAP Adj.[1]	Current Quarter Adjusted 2Q26[1]
Interest and dividend income	$71,839	$—	$71,839	$88,583	$—	$88,583
Interest expense	15,452	—	15,452	19,527	—	19,527
Net interest income	56,387	—	56,387	69,056	—	69,056
Provision for credit losses	(156)	—	(156)	676	—	676
Net interest income after provision for credit losses	56,543	—	56,543	68,380	—	68,380
Noninterest income	10,944	(140)	10,804	11,841	580	12,421
Noninterest expense	52,437	(15,815)	36,622	42,446	(381)	42,065
Income before income tax expense	15,050	15,675	30,725	37,775	961	38,736
Income tax expense	3,850	4,265	8,115	9,931	270	10,201
Net income	**$11,200**	**$11,410**	**$22,610**	**$27,844**	**$691**	**$28,535**

2Q26 NIM Analysis*



4.20%
0.22%
0.06%
(0.04)%
(0.01)%
(0.03)%
(0.03)%
(0.05)%
4.32%
1Q26
Loans[2]
Loan Discount Accretion
Loan Fees
Nonaccrual Interest Recoveries
Other Earning Assets
Deposit Costs
Other Funding Costs
2Q26

Highlights Relative to Previous Quarter

- Net interest income increased $12.7 million from the first quarter of 2026, primarily due to higher average interest-earning asset balances following the CNB acquisition
- Net interest margin increased 12 basis points to 4.32%
- A provision for credit losses of $0.7 million recognized during the second quarter of 2026 primarily reflects a $3.9 million increase in required reserves from changes in qualitative factors, mostly offset by decreases in specific reserves, changes in economic forecast, and other changes within the portfolio
- Excluding non-GAAP adjustments, noninterest income increased $1.6 million, primarily due to increases in card income, service charges on deposit accounts, and wealth management fees driven by a larger customer base following the CNB merger
- Excluding non-GAAP adjustments, noninterest expense increased $5.4 million, primarily due to higher base costs following the CNB merger

Note: Financial data as of and for the three months ended June 30, 2026 unless otherwise indicated; * Annualized measure; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Reflects contribution of loan interest income to net interest margin, excluding loan discount accretion, nonaccrual interest recoveries, and loan fees.

4

Deposit Overview

Deposit Base Highlights

- Highly granular deposit base with balances down during the second quarter 2026 primarily due to seasonal tax payments and lower retail account balances
- Top 100 depositors, by balance, make up 15% of our deposit base, and the top 200 depositors make up 19% as of June 30, 2026
- Excluding reciprocal deposit accounts, account balances consist of 69% retail, 20% business, and 11% public funds as of June 30, 2026
- Uninsured and uncollateralized deposits estimated to be $864 million, or 15% of total deposits, as of June 30, 2026
- 95% of time deposits scheduled to reprice during the next 12 months

	Interest Costs* 2Q26	Spot Interest Rates As of 6/30/26
Interest-bearing demand	0.66 %	0.66 %
Money market	1.94 %	2.05 %
Savings	0.56 %	0.55 %
Time	2.97 %	2.95 %
Total interest-bearing deposits	**1.57 %**	**1.59 %**
Total deposits	**1.20 %**	**1.23 %**

Latest Rising Rate Cycle
Deposit Beta (4Q21 to 2Q24): 23.6%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
5.50%
1.31%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
Fed Funds Rate[1]
Cost of Deposits*

Current Falling Rate Cycle
Deposit Beta (3Q24 to 2Q26): 8.9%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
5.43%
3.75%
1.35%
1.20%
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
Fed Funds Rate[1]
Cost of Deposits*

Rate Data Source: St. Louis FRED; * Annualized measure; [1] Represents quarterly average of federal funds target rate upper limit

5

Net Interest Margin

- In April 2026, entered into an $85.0 million 5-year receive 3.51% fixed, pay 1 month term SOFR variable interest rate swap designated as a cash flow hedge
- 32% of the loan portfolio matures or reprices within the next 3 months and 44% of the loan portfolio matures or reprices within the next 12 months
- Loan mix is 52% fixed rate and 48% variable rate, with 81% of variable rate loans having floors

Scheduled Fixed Rate Loan Maturities

($000)	3Q26	4Q26	1Q27	2Q27	2H27
Balance	$141,418	$ 68,470	$123,626	$183,394	$228,974
Weighted Average Interest Rate[2]	4.81 %	4.55 %	4.76 %	5.27 %	5.39 %

Annual



FTE NIM¹
GAAP NIM
Accretion of acquired loan discounts contribution to NIM
3.60%
4.15%
4.01%
4.17%
4.32%*
3.54%
4.09%
3.96%
4.13%
4.27%*
2022
2023
2024
2025
1H26
2bps
9bps
9bps
8bps
10bps

Quarterly



FTE NIM*¹
GAAP NIM*
Accretion of acquired loan discounts contribution to NIM*
4.19%
4.18%
4.16%
4.25%
4.38%
4.14%
4.13%
4.12%
4.20%
4.32%
2Q25
3Q25
4Q25
1Q26
2Q26
8bps
7bps
7bps
7bps
13bps

Note: Financial data as of and for the three months ended June 30, 2026 unless otherwise indicated; * Annualized measure; [1] Tax-equivalent basis metric; see "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Weighted average interest rates does not include impact of purchase accounting adjustment amortization or deferred loan fee amortization.

6

Loan Portfolio Overview: Commercial and Commercial Real Estate

Commercial Loan Portfolio

- $1.03 billion portfolio as of June 30, 2026
  - $525 million in C&I loans primarily for working capital, asset acquisition, and other business purposes
  - $507 million in owner-occupied CRE
- Underwritten primarily based on borrower's cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market[1]


Accommodation and Food Services: 16%
Construction: 8%
Auto Repair and Dealers: 8%
Real Estate, Rental, and Leasing: 8%
Wholesale Trade: 8%
Manufacturing: 7%
Health Care and Social Assistance: 6%
Other: 39%

Commercial Real Estate Portfolio

- $2.22 billion portfolio as of June 30, 2026
  - $1.13 billion in non-owner occupied CRE loans primarily supported by rental cash flow of the underlying properties
  - $430 million in construction and land development loans[2] primarily to developers for properties to sell upon completion or for long-term investment
  - $667 million in multi-family loans secured by 5+ unit apartment buildings
- Office CRE exposure characterized by solid credit metrics as of June 30, 2026 with 1.5% rated substandard, 0.8% past due 30 days or more, and a weighted average LTV of 58%


Other: 19%
Multi-Family: 37%
Senior Living Facilities: 6%
Hotels: 8%
Office: 9%
Retail: 10%
Warehouse/ Manufacturing: 11%

[1] Market area defined as within 60 miles of a branch; [2] Construction and land development loans presented by property type in chart

7

8 Loan Portfolio Overview: Selected Portfolios n $594 million portfolio as of June 30, 2026 n Borrower operations focus primarily on corn and soybean production n Federal crop insurance programs mitigate production risks n No customer accounts for more than 3% of the agriculture portfolio n 3.2% is rated substandard as of June 30, 2026 n 69% of agricultural borrowers have been with the Company for at least 10 years, and 46% for more than 20 years n $321 million portfolio as of June 30, 2026 n Commercial tax-exempt loans which are sponsored by municipal entities for the benefit of a private entity where that private entity is responsible for repayment n $41.9 million in senior living facility loans n $23.7 million in medical facility loans n Loans to non-depository institutions primarily secured by assignments of notes and mortgages to third party borrowers to fund real estate projects n Loans to municipalities are primarily federally tax-exempt Farmland: 65% Crops: 26% Equipment: 5% Livestock: 4% Non-Depository Institutions: 38% Commercial Tax-Exempt: 24% Municipalities: 23% Consumer: 8% Other: 7% Municipal, Consumer and OtherAgriculture and Farmland

Loan Portfolio Overview: ACL and Asset Quality

2Q26 ACL on Loans Activity ($000)


$60,474
$100
$(1,262)
$(897)
$2,770
$(621)
$60,564
1Q26
Net Recoveries
Changes in Specific Reserves
Changes in Economic Forecast
Changes in Qualitative Factors
Changes in Portfolio and Other Changes
2Q26

CECL Methodology and Oversight

- Discounted cash flow method utilized for majority of loan segments, except weighted average remaining maturity method used for consumer loans
- Credit loss drivers determined by regression analysis includes Company and peer loss data and macroeconomic variables, including unemployment and GDP
- ACL / Loans of 1.27% as of June 30, 2026
- ACL Committee provides model governance and oversight

ACL on Unfunded Commitments

- ACL on unfunded lending-related commitments was $6.6 million as of June 30, 2026

Watch List and Nonaccrual Loans ($000)	As of 3/31/26	Other Changes	As of 6/30/26
Pass-Watch	$ 256,005	$ (11,238)	$ 244,767
Special Mention	31,013	(3,277)	27,736
Substandard	82,744	18,308	101,052
Nonaccrual[1]	13,229	(4,146)	9,083

[1] Includes $2.4 million of loans that are wholly or partially guaranteed by the U.S. government as of June 30, 2026.

9

10 4.8 5.9 5.7 6.9 8.6 9.3 6.0 1.7 1.9 2.4 2.0 1.6 2.1 1.00.4 0.2 0.8 0.6 0.5 0.5 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage Total 2020 2021 2022 2023 2024 2025 1H26 0 1 2 3 4 5 6 7 8 9 10 11 12 13 Wealth Management Overview Comprehensive Wealth Management Services n Proprietary investment management solutions n Financial planning n Trust and estate administration Wealth Management Revenue Trends ($mm) Agricultural Services n Farm management services: over 92,000 acres managed as of June 30, 2026 n Real estate brokerage including auction services n Farmland appraisals $12.1 $7.2 $8.4 $9.2 $9.9 Over $2.9 billion of assets under management or administration as of June 30, 2026 $11.0 $7.7

Securities Portfolio Overview

Securities Overview

- Company's debt securities consist primarily of the following types of fixed income instruments:
  - Agency guaranteed MBS: MBS pass-throughs, CMOs, and CMBS
  - Municipal bonds: weighted average NRSRO credit rating of Aa2/AA
  - Treasury, government agency debentures, and SBA-backed full faith and credit debt
  - Corporate bonds: Investment-grade corporate and bank subordinated debt
- Investment strategy focused on maximizing returns and managing the Company's asset sensitivity with high credit quality intermediate duration investments
- Company emphasizes predictable cash flows to limit prepayment risk when rates decline or extension risk when rates rise
- During the quarter, $90.9 million of debt securities were purchased with excess liquidity on hand to maintain portfolio duration

Key Investment Portfolio Metrics

($000)	AFS	HTM	Total
Amortized Cost	$ 1,123,419	$ 443,042	$ 1,566,461
Unrealized Gain/(Loss)	(37,511)	(34,568)	(72,079)
Allowance for Credit Losses	—	—	—
Fair Value	1,085,908	408,474	1,494,382
Book Yield	3.62 %	2.40 %	3.28 %
Effective Duration (Years)	4.21	3.41	3.99

Portfolio Composition



Corporate: 4%
Book Yield: 5.97%
U.S. Treasury: 5%
Book Yield: 1.39%
U.S. Gov't Agency: 14%
Book Yield: 3.33%
Municipal: 16%
Book Yield: 2.60%
Agency RMBS: 35%
Book Yield: 4.25%
Agency CMBS: 26%
Book Yield: 2.28%

Amortized Cost: $1,566mm
Book Yield: 3.28%

Expected Debt Securities Principal Cash Flows

($000)	3Q26	4Q26	1Q27	2Q27	2H27
Expected Principal Cash Flows[1]	$ 41,743	$ 48,698	$ 59,781	$ 38,758	$ 89,073
Book Yield	3.37 %	2.72 %	2.59 %	3.33 %	2.84 %

Financial data as of June 30, 2026, unless otherwise indicated; [1] Expected principal cash flows includes contractual maturities, projected calls, and projected mortgage-backed principal payments based on industry recognized prepayment models as of June 30, 2026.

11

Capital and Liquidity Overview


CET1 Risk-Based Capital Ratio (%)
13.07
12.12
13.21
14.42
12.64
2022
2023
2024
2025
2Q26


Tangible Common Equity to Tangible Assets (%)[1]
8.06
8.19
9.42
10.82
9.69
2022
2023
2024
2025
2Q26

Capital and Liquidity Highlights

- All capital measures remain well above regulatory requirements
- Decreases in CET1 risk-based capital ratio in 2023 and 2026 were primarily a result of the Town and Country and CNB acquisitions, respectively
- If all unrealized losses on debt securities, regardless of accounting classification, were included in tangible equity, tangible common equity to tangible assets would be 9.35%[1]
- With the loan to deposit ratio at 83%, there is more than sufficient on-balance sheet liquidity that is also supplemented by multiple available liquidity sources

Liquidity Sources ($000)

	As of 6/30/26
Balance of Cash and Cash Equivalents	$132,250
Market Value of Unpledged Securities	928,095
Available FHLB Advance Capacity	1,480,161
Available FRB Discount Window Capacity	112,895
Available Fed Fund Lines of Credit	80,000
Total Estimated Sources of Liquidity	**$2,733,401**

[1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

12

13 Near-Term Outlook nLoan balances are expected to be flat to down slightly in 3Q26, as loan payoffs deferred from 2Q26 materialize. nNIM expected to be relatively flat in 3Q26, with assets continuing to reprice higher, offset by less loan accretion, while funding costs expected to remain stable. nNoninterest income is expected to be between $11.5 million and $13 million per quarter for the remainder of 2026. nNoninterest expense is expected to be between $41 million and $43 million per quarter for the remainder of 2026. nAsset quality is expected to remain solid, although asset quality metrics and charge-offs could deteriorate slightly should the economy soften. Additionally, deterioration in the outlook for unemployment and GDP may generate volatility in the ACL calculation. nCapital levels post-CNB acquisition are building and should continue to support organic growth, accretive mergers and acquisitions should an opportunity arise, and opportunistic buybacks.

14 Our History – Long track record of organic and acquisitive growth All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company 1997 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in central IL M.B. Drake starts bank in central IL 1920 HBT Financial, Inc. incorporates as a multi-bank holding company owning three banks 1982 1992 Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomington-Normal Completion of IPO in October 2019 Acquisition1 of Lincoln S.B. Corp (State Bank of Lincoln) 2018 Entry into several new markets in central IL through de novo branches and acquisitions 1999 - 2008 2010 - 2015 Wave of FDIC-assisted and strategic acquisitions, including expansion into the Chicago MSA 2021 Entry into Iowa with NXT Bank acquisition 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 2026 Expansion of Illinois footprint and entry into Missouri with CNB Bank Shares, Inc. acquisition 1 Although the Lincoln S.B. Corp transaction is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company Completed acquisition of Town and Country Financial Corporation; Lance Carter named CEO of HBT Financial and Heartland Bank and Trust Company 2023

15 Central Illinois: 53 Chicago MSA: 21 Suburban St. Louis: 5 Iowa: 4 Our Markets Source: S&P Capital IQ; Financial data as of June 30, 2026. Full-Service Branch Locations Central Illinois: 65% Chicago MSA: 30% Suburban St. Louis: 3% Iowa: 2% $5.8bn Central Illinois: 39% Chicago MSA: 45% Suburban St. Louis: 8% Iowa: 8% $4.8bn 83 Locations Deposits Loans Full-Service Branches Chicago MSA Central Illinois St. Louis Suburban Iowa

Business Strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in central Illinois banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Vast majority of loans originated to borrowers residing within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 2 deposit share rank in 6 of 7 of our largest central Illinois markets[1]) contributes to our strong core deposit base and funding advantage
- Continued deployment of our excess deposit funding (83% loan-to-deposit ratio as of 2Q26) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will remain a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by NCOs / loans of 0.07% during 2025 and 0.03%* during 1H26; NPLs / loans of 0.22% at 4Q25 and 0.19% at 2Q26

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 11 community bank acquisitions[2] since 2007
- Chicago MSA, in particular, has ~60 banking institutions with less than $2bn in assets
- 1.58% adjusted ROAA[3] and 4.17% NIM (FTE)[4] during 2025; 1.66%* adjusted ROAA[3] and 4.32%* NIM (FTE)[4] during 1H26
- Highly profitable through the Great Recession and the COVID-19 pandemic

* Annualized measure; FTE: Fully tax equivalent; [1] Source: S&P Capital IQ, data as of June 30, 2025; [2] Includes merger with Lincoln S.B. Corp in 2018, although the transaction was accounted for as a change of reporting entity due to its common control with Company; [3] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [4] Metrics presented on tax-equivalent basis; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

16

17 Experienced executive management team with deep community ties Fred L. Drake Executive Chairman 43 years with Company 46 years in industry J. Lance Carter President and Chief Executive Officer 24 years with Company 32 years in industry Lawrence J. Horvath Chief Lending Officer 16 years with Company 40 years in industry Mark W. Scheirer Chief Credit Officer 15 years with Company 34 years in industry Andrea E. Zurkamer Chief Risk Officer 13 years with Company 26 years in industry Christopher J. Ryan Chief Retail Officer Joined HBT in Feb. 2026 23 years in industry Peter Chapman Chief Financial Officer 3 years with Company 32 years in industry

Talented Board of Directors with deep financial services industry experience



Fred L. Drake
Executive Chairman
- Director since 1984
- **43** years with Company
- **46** years in industry



J. Lance Carter
Director
- Director since 2011
- President & CEO of HBT Financial and Heartland Bank
- **24** years with Company
- **32** years in industry



Patrick F. Busch
Director
- Director since 1998
- Vice Chairman of Heartland Bank
- **31** years with Company
- **48** years in industry



James T. Ashworth
Director
- Director since 2026
- Former President & Vice Chairman of CNB Bank Shares, Inc.
- Over **47** years in industry



Roger A. Baker
Director
- Director since 2022
- Former Chairman & President of NXT Bancorporation
- **15** years in industry



Dr. C. Alvin Bowman
Director
- Director since 2019
- Former President of Illinois State University
- **36** years in higher education



Eric E. Burwell
Director
- Director since 2005
- Owner, Burwell Management Company



Allen C. Drake
Director
- Director since 1981
- Retired EVP with **27** years of experience at Company



Linda J. Koch
Director
- Director since 2020
- Former President & CEO of the Illinois Bankers Association
- **36** years in industry



Mike J. Morton
Director
- Director since 2026
- Former Vice Chair, U.S. Commercial Banking at Bank of Montreal
- **39** years in industry



Gerald E. Pfeiffer
Director
- Director since 2019
- Former Partner at CliftonLarsonAllen LLP
- Over **50** years of industry experience



Nancy L. Ruyle
Director
- Director since 2026
- Former Senior Partner at Ruyle & Sims
- Over **40** years of legal experience

18

19 Investment Highlights 3 1 2 4 Track record of successfully integrating acquisitions Consistent performance through economic cycles and consistent out-performance of peers drives long-term shareholder value Strong, granular, low-cost deposit base provides funding for diversified loan portfolio and loan growth opportunities Prudent risk management

20 Consistent performance through economic cycles. . . Drivers of Profitability Strong, granular, low-cost deposits1 Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Consistent out-performance, even during periods of broad economic stress 1 2 3 Pre-Tax Return on Average Assets (%) Company Company Adjusted Peer Median 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 1 Source: S&P Capital IQ as available on July 15, 2026; For 2006 through June 30, 2012, the Company’s pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 Non-GAAP financial measure. See “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; 2 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. 2

21 . . . and consistent out-performance of peers. . .1 CET1 Capital Ratio (%) 12.12 13.21 14.42 12.42 11.08 11.83 12.31 12.20 HBT Peer Median 2023 2024 2025 1Q26 Adjusted Return on Average Equity (%) 17.34 14.55 13.70 13.6713.37 12.12 12.16 12.48 HBT Peer Median 2023 2024 2025 1Q26 Cost of Funds (%) 0.86 1.41 1.28 1.25 1.72 2.28 2.08 1.86 HBT Peer Median 2023 2024 2025 1Q26 Nonperforming Assets to Total Assets (%) 0.17 0.16 0.17 0.210.28 0.39 0.48 0.52 HBT Peer Median 2023 2024 2025 1Q26 Robust Capitalization Superior Profitability Exceptional Funding Base Conservative Credit Underwriting 1 11 1 Source: S&P Capital IQ as available on July 15, 2026; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. 2 Non-GAAP financial measure. See “Non- GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. 2

22 . . . drives long-term shareholder value1 HBT Financial, Inc. Peer Median S&P 600 Small Cap Bank Index 10/11/2019 (IPO Date) 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2025 6/30/2026 $50.00 $100.00 $150.00 $200.00 $250.00 $300.00 Cumulative Total Return (Initial investment of $100 and reinvestment of dividends) 1 Source: S&P Capital IQ as available on July 15, 2026; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. YTD TTM 3 Years 5 Years HBT 25.8% 31.2% 92.9% 118.7 % Peer Median1 15.3% 22.2% 93.8% 69.8 % S&P 600 Small Cap Bank Index 19.9% 29.4% 91.3% 40.5 % Cumulative Total Return (%) (Includes reinvestment of dividends) Industry Recognition n Ranked 1st out of 200 in the Forbes 2026 America's Best Banks ranking (based on 2025 results) n Ranked 6th out of community banks with total assets of $5bn to $50bn and 11th out of 300 publicly traded banks overall in Bank Director's The Best U.S. Banks 2026 edition n Ranked 6th out of 191 exchange-traded community banks with total assets between $500mn and $10bn (excluding mutual holding companies) in the 2025 Raymond James Community Bankers Cup n Ranked 32nd out of 223 community banks with total assets of $3bn to $10bn in S&P Global Market Intelligence's Top 50 Best Performing US Community Banks (based on 2025 results)

23 0.14 0.07 0.07 0.60 1.30 1.19 1.17 0.41 0.20 0.36 1.46 2.03 1.86 1.67 HBT Peer Median 2020 2021 2022 2023 2024 2025 1Q26 Strong, granular, low-cost deposit base provides funding for . . . Cost of Deposits (%) Remains Consistently Below Peers 1 2 As of 6/30/26 Number of Accounts (000) Average Account Balance ($000) Weighted Average Age (Years) Noninterest-bearing 93 $13 14.7 Interest-bearing demand 58 20 21.4 Money market 7 138 10.7 Savings 55 15 17.1 Time 24 50 2.1 Total deposits 237 $23 13.1 Deposit Base Characteristics2 1 Source: S&P Capital IQ as available on July 15, 2026; * Annualized measure; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median; 2 Excludes overdrawn deposit accounts, reciprocal deposit accounts, and internal HBT accounts. n Deposit beta consistently below peers, in both rising rate and falling rate environments n Core deposits to total deposits3 of 93.5% as of June 30, 2026, with no reliance on brokered deposits n Short duration time deposits have a weighted average remaining maturity of 6.2 months and a weighted average rate of 2.95% as of June 30, 2026 1

(2) . . . diversified loan portfolio and loan growth opportunities

Loan Growth Opportunities

Chicago MSA

- Entered market in 2011 with acquisition of Western Springs National Bank
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Chicago MSA loans grew 51% over the last 12 months, driven primarily by the CNB acquisition

Central Illinois

- Deep-rooted market presence expanded through several acquisitions since 2007
- Central Illinois markets have been resilient during previous economic downturns
- Town and Country and CNB mergers have provided very strong market share in a number of new markets and opportunities to expand customer relationships with HBT's greater ability to meet larger borrowing needs

St. Louis Suburban Market

- Expanded presence in the St. Louis suburban market with the CNB acquisition
- Increased branch density and larger lending team provides opportunity for growth
- St. Louis suburban market represents 8% of total loans as of June 30, 2026

Iowa

- Entered market in 2021 with acquisition of NXT Bancorporation, Inc.
- Continued opportunity to accelerate loan growth in Iowa thanks to HBT's larger lending limit and ability to add to talented banking team
- Iowa region loans grew 10% over the last 12 months

Diversified Loan Portfolio

	June 30, 2026	
	Balance ($000)	Percent
Commercial and industrial	$ 525,190	11.1 %
Commercial real estate - owner occupied	507,163	10.7 %
Commercial real estate - non-owner occupied	1,128,594	23.7 %
Construction and land development	429,793	9.0 %
Multi-family	666,586	14.0 %
One-to-four family residential	579,612	12.2 %
Agricultural and farmland	593,984	12.5 %
Municipal, consumer, and other	321,496	6.8 %
Total loans	**$ 4,752,418**	**100.0 %**

24

③ Track record of successfully integrating acquisitions

2007
BankPlus
Morton, IL
$231mm deposits

2010
Bank of Illinois
Normal, IL
FDIC-assisted $176mm deposits

2011
Western Springs National Bank
Western Springs, IL
FDIC-assisted
$184mm deposits

Bank of Shorewood
Shorewood, IL
FDIC-assisted
$105mm deposits

2012
Farmer City State Bank
Farmer City, IL
$70mm deposits

Citizens First National Bank
Princeton, IL
FDIC-assisted
$808mm deposits

2015
National Bancorp, Inc. (American Midwest Bank)
Schaumburg, IL
$447mm deposits

2018
Lincoln S.B. Corp (State Bank of Lincoln)[1]
Lincoln, IL
$357mm deposits

2021
NXT Bancorporation, Inc. (NXT Bank)
Central City, IA
$182mm deposits

2023
Town and Country Financial Corporation (Town and Country Bank)
Springfield, IL
$720mm deposits

2026
CNB Bank Shares, Inc. (CNB Bank & Trust, N.A.)
Carlinville, IL
$1.5bn deposits

[1] Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company.

25

④ Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of directors are independent, with varied expertise and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Enterprise Risk Management (ERM) Committee
- ERM program embodies the "three lines of defense" model and promotes business line risk ownership
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates the vast majority of exposures over $750,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Between a robust internal review process and annual third-party reviews, more than 45% of loan commitments are reviewed on a rolling 24 month basis

Historical Net Charge-Offs (%)

NCOs / Loans %


0.04%
(0.01)%
(0.08)%
0.01%
0.05%
0.07%
0.03%
2020
2021
2022
2023
2024
2025
1H26*

* Annualized Measure.

26

27 Appendix

Non-GAAP Reconciliations

Adjusted Net Income and Adjusted ROAA

($000)	2023	2024	2025	1H26	1Q26	2Q26
Net income	$ 65,842	$ 71,780	$ 77,008	$ 39,044	$ 11,200	$ 27,844
Adjustments:						
Acquisition expenses[1]	(13,691)	—	(999)	(15,923)	(15,666)	(257)
Net earnings (losses) on closed or sold operations	—	—	—	51	4	47
Loss on extinguishment of debt	—	—	(391)	—	—	—
Gains (losses) on closed branch premises	75	(635)	2	(210)	(210)	—
Realized losses on sale of securities	(1,820)	(3,697)	(200)	—	—	—
Mortgage servicing rights fair value adjustment	(1,615)	(174)	(1,883)	(554)	197	(751)
Total adjustments	(17,051)	(4,506)	(3,471)	(16,636)	(15,675)	(961)
Tax effect of adjustments[2]	4,711	1,284	832	4,535	4,265	270
Total adjustments after tax effect	(12,340)	(3,222)	(2,639)	(12,101)	(11,410)	(691)
Adjusted net income	**$ 78,182**	**$ 75,002**	**$ 79,647**	**$ 51,145**	**$ 22,610**	**$ 28,535**
Average assets	$ 4,927,904	$ 5,008,083	$ 5,048,549	$ 6,225,370	$ 5,713,444	$ 6,733,916
Return on average assets	1.34 %	1.43 %	1.53 %	1.26 %*	0.80 %*	1.66 %*
Adjusted return on average assets	**1.59 %**	**1.50 %**	**1.58 %**	**1.66 %***	**1.60 %***	**1.70 %***

* Annualized measure; [1] Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million subsequent to the Town and Country merger during the first quarter of 2023; [2] Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%, and excludes non-deductible acquisition expenses.

28

29 Non-GAAP Reconciliations Adjusted Earnings Per Share ($000) 2Q26 Numerator: Net income $ 27,844 Adjusted net income $ 28,535 Denominator: Weighted average common shares outstanding 36,373,749 Dilutive effect of outstanding restricted stock units 92,939 Weighted average common shares outstanding, including all dilutive potential shares 36,466,688 Earnings per share - basic $ 0.77 Earnings per share - diluted 0.76 Adjusted earnings per share - basic $ 0.78 Adjusted earnings per share - diluted 0.78

30 Non-GAAP Reconciliations (cont’d) ROATCE, Adjusted ROAE, and Adjusted ROATCE ($000) 2023 2024 2025 1H26 1Q26 2Q26 Total stockholders’ equity $ 450,928 $ 515,368 $ 581,449 $ 714,647 $ 670,567 $ 758,243 Less: goodwill (57,266) (59,820) (59,820) (75,775) (67,977) (83,487) Less: intangible assets (20,272) (19,247) (16,437) (34,544) (25,382) (43,604) Average tangible common equity $ 373,390 $ 436,301 $ 505,192 $ 604,328 $ 577,208 $ 631,152 Net income $ 65,842 $ 71,780 $ 77,008 $ 39,044 $ 11,200 $ 27,844 Adjusted net income 78,182 75,002 79,647 51,145 22,610 28,535 Return on average stockholders’ equity 14.60% 13.93% 13.24% 11.02%* 6.77%* 14.73%* Return on average tangible common equity 17.63% 16.45% 15.24% 13.03%* 7.87%* 17.69%* Adjusted return on average stockholders’ equity 17.34% 14.55% 13.70% 14.43%* 13.67%* 15.09%* Adjusted return on average tangible common equity 20.94% 17.19% 15.77% 17.07%* 15.89%* 18.13%* * Annualized measure.

Non-GAAP Reconciliations (cont'd)

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	2022	2023	2024	2025	1H26
Net interest income	$ 145,874	$ 191,072	$ 188,850	$ 198,895	$ 125,443
Tax-equivalent adjustment[1]	2,499	2,758	2,242	2,203	1,500
Net interest income (tax-equivalent basis)[1]	**$ 148,373**	**$ 193,830**	**$ 191,092**	**$ 201,098**	**$ 126,943**
Average interest-earnings assets	$ 4,118,124	$ 4,675,025	$ 4,769,671	$ 4,819,667	$ 5,927,429
Net interest margin	3.54 %	4.09 %	3.96 %	4.13 %	4.27 %
Tax-equivalent adjustment[1]	0.06 %	0.06 %	0.05 %	0.04 %	0.05 %
Net interest margin (tax-equivalent basis)[1]	**3.60 %**	**4.15 %**	**4.01 %**	**4.17 %**	**4.32 %**

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	2Q25	3Q25	4Q25	1Q26	2Q26
Net interest income	$ 49,658	$ 49,986	$ 50,543	$ 56,387	$ 69,056
Tax-equivalent adjustment[1]	548	552	558	649	851
Net interest income (tax-equivalent basis)[1]	**$ 50,206**	**$ 50,538**	**$ 51,101**	**$ 57,036**	**$ 69,907**
Average interest-earnings assets	$ 4,808,213	$ 4,800,519	$ 4,871,320	$ 5,444,413	$ 6,405,136
Net interest margin	4.14 %*	4.13 %*	4.12 %*	4.20 %*	4.32 %*
Tax-equivalent adjustment[1]	0.05 %*	0.05 %*	0.04 %*	0.05 %*	0.06 %*
Net interest margin (tax-equivalent basis)[1]	**4.19 %***	**4.18 %***	**4.16 %***	**4.25 %***	**4.38 %***

* Annualized measure; [1] Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%.

31

32 Non-GAAP Reconciliations (cont’d) Efficiency Ratio (tax-equivalent basis) ($000) 2023 2024 2025 1H26 Total noninterest expense $ 130,964 $ 124,007 $ 129,418 $ 94,883 Less: amortization of intangible assets (2,670) (2,839) (2,726) (2,342) Noninterest expense excluding amortization of intangible assets $ 128,294 $ 121,168 $ 126,692 $ 92,541 Net interest income $ 191,072 $ 188,850 $ 198,895 $ 125,443 Total noninterest income 36,046 35,571 38,190 22,785 Operating revenue 227,118 224,421 237,085 148,228 Tax-equivalent adjustment1 2,758 2,242 2,203 1,500 Operating revenue (tax-equivalent basis)1 $ 229,876 $ 226,663 $ 239,288 $ 149,728 Efficiency ratio 56.49% 53.99% 53.44% 62.43 % Efficiency ratio (tax-equivalent basis)1 55.81% 53.46% 52.95% 61.81% 1 Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%.

33 Non-GAAP Reconciliations (cont’d) ($000) 2022 2023 2024 2025 2Q26 Tangible common equity Total equity $ 373,632 $ 489,496 $ 544,605 $ 615,498 $ 764,733 Less: goodwill (29,322) (59,820) (59,820) (59,820) (81,949) Less: intangible assets (1,070) (20,682) (17,843) (15,117) (42,858) Tangible common equity $ 343,240 $ 408,994 $ 466,942 $ 540,561 $ 639,926 Unrealized loss on HTM securities (34,568) Tax Effect 9,679 Tangible common equity - HTM adjusted $ 615,037 Tangible assets Total assets $ 4,286,734 $ 5,073,170 $ 5,032,902 $ 5,071,390 $ 6,727,646 Less: goodwill (29,322) (59,820) (59,820) (59,820) (81,949) Less: intangible assets (1,070) (20,682) (17,843) (15,117) (42,858) Tangible assets $ 4,256,342 $ 4,992,668 $ 4,955,239 $ 4,996,453 $ 6,602,839 Unrealized loss on HTM securities (34,568) Tax Effect 9,679 Tangible assets - HTM adjusted $ 6,577,950 Total stockholders’ equity to total assets 8.72% 9.65% 10.82% 12.14% 11.37 % Tangible common equity to tangible assets 8.06% 8.19% 9.42% 10.82% 9.69 % Tangible common equity to tangible assets - HTM adjusted 9.35 % Tangible Common Equity to Tangible Assets

34 Non-GAAP Reconciliations (cont’d) ($000) 2Q25 1Q26 2Q26 Tangible common equity Total equity $ 580,897 $ 747,405 $ 764,733 Less: goodwill (59,820) (83,504) (81,949) Less: intangible assets (16,454) (44,962) (42,858) Tangible common equity $ 504,623 $ 618,939 $ 639,926 Shares outstanding 31,495,434 36,381,078 36,365,612 Book value per share $ 18.44 $ 20.54 $ 21.03 Tangible book value per share $ 16.02 $ 17.01 $ 17.60 Tangible Book Value Per Share

35 Non-GAAP Reconciliations (cont’d) ($000) 2023 2024 2025 2Q26 Total deposits $ 4,401,437 $ 4,318,254 $ 4,359,263 $ 5,757,986 Less: time deposits of $250,000 or more (130,183) (202,196) (201,365) (376,569) Less: brokered deposits (144,880) — — — Core deposits $ 4,126,374 $ 4,116,058 $ 4,157,898 $ 5,381,417 Core deposits to total deposits 93.75% 95.32% 95.38% 93.46 % Core Deposits

36 Non-GAAP Reconciliations (cont’d) ($000) 2011 2012 2013 Income before income tax expense $ 47,301 $ 71,384 $ 46,134 Adjustments: Bargain purchase gain 25,417 11,361 — Realized gains (losses) on sale of securities — 9,683 (9,143) Net positive adjustments on FDIC indemnification asset and true-up liability — 6,687 — Net loss related to the sale of branches — — (6,860) Total adjustments 25,417 27,731 (16,003) Adjusted income before income tax expense $ 21,884 $ 43,653 $ 62,137 Average assets $ 1,831,704 $ 2,494,242 $ 3,148,005 Pre-tax return on average assets 2.58% 2.86% 1.47 % Adjusted pre-tax return on average assets 1.19% 1.75% 1.97 % Adjusted Pre-Tax ROAA (2011 to 2013)

37 Peer Group Members Ticker Symbol Company Name BFC Bank First Corporation BY Byline Bancorp, Inc. COFS ChoiceOne Financial Services, Inc. CIVB Civista Bancshares, Inc. EQBK Equity Bancshares, Inc. FMNB Farmers National Banc Corp. THFF First Financial Corporation FMBH First Mid Bancshares, Inc. GABC German American Bancorp, Inc. GSBC Great Southern Bancorp, Inc. HBNC Horizon Bancorp, Inc. IBCP Independent Bank Corporation LKFN Lakeland Financial Corporation MBWM Mercantile Bank Corporation MSBI Midland States Bancorp, Inc. OSBC Old Second Bancorp, Inc. PEBO Peoples Bancorp Inc. QCRH QCR Holdings, Inc. SMBC Southern Missouri Bancorp, Inc. SYBT Stock Yards Bancorp, Inc.

0 118 104 0 118 104 0 118 104 165 211 142 165 211 142 245 230 168 245 230 168 255 255 255